Exhibit 99.1

NeoGenomics Reports Second Quarter 2024 Results

Second Quarter Revenue Increased 12% to $165 Million
Raising Revenue Guidance $655 to $667 Million and Adjusted EBITDA to $33 to $37 Million

Fort Myers, Florida (July 29, 2024) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading oncology testing services company, today announced its second-quarter results for the period ended June 30, 2024.

Second Quarter 2024 Highlights As Compared To Second Quarter 2023

•Consolidated revenue increased 12% to $165 million

•Clinical Services revenue increased 15% to $141 million

•Advanced Diagnostics revenue decreased 3% to $23 million

•Net loss decreased 23% to $19 million

•Adjusted EBITDA increased 630% to positive $11 million

“The second quarter represents the fourth consecutive positive Adjusted EBITDA quarter with continued strong growth in volumes, revenues, and earnings,” said Chris Smith, NeoGenomics’ Chief Executive Officer. “We are well positioned to continue the momentum in the second half of the year and are committed to expanding our broad menu to help deliver innovative care for patients and driving long term sustainable growth.”
Second-Quarter Results
Consolidated revenue for the second quarter of 2024 was $165 million, an increase of 12% over the same period in 2023. Clinical Services revenue of $141 million increased year-over-year by 15%. Clinical test volume(1) increased by 6% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 9% to $454. Advanced Diagnostics revenue decreased by 3% to $23 million compared to the second quarter of 2023.
Consolidated gross profit for the second quarter of 2024 was $72.5 million, an increase of 21.0% compared to the second quarter of 2023. This increase was primarily due to an increase in revenue partially offset by higher compensation and benefit costs. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based compensation expense, was 44.1%. Adjusted Gross Profit Margin(2), excluding amortization of acquired intangible assets and stock-based compensation expense, was 47.3%.
Operating expenses for the second quarter of 2023 were $94 million, an increase of $5 million, or 5%, compared to the second quarter of 2023. Operating expenses included higher compensation and benefit costs as well as an increase in legal and professional fees. These increases were partially offset by a decrease in restructuring activities.
Net loss for the quarter decreased $6 million, or 23%, to $19 million compared to net loss of $24 million for the second quarter of 2023.
Adjusted EBITDA(2) increased $13 million, or 630%, to positive $11 million compared to negative $2 million in the second quarter of 2023. Adjusted Net Income(2) was $4 million compared to Adjusted Net Loss(2) of $7 million in the second quarter of 2023.
Cash and cash equivalents and marketable securities totaled $388 million at quarter end.
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2024 Financial Guidance(3)
The Company revised its full-year 2024 guidance(3), as initially issued on February 20, 2024.

	FY 2023	Initial FY 2024 Guidance		Revised FY 2024 Guidance(3)		YOY % Change from FY 2023
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$592	$650	$660	$655	$667	11%	13%
Net loss	$(88)	$(72)	$(66)	$(88)	$(81)	—%	8%
Adjusted EBITDA	$3	$21	$24	$33	$37	1000%	1133%
________________________________________
(1) Clinical testing excludes tests and revenue for Advanced Diagnostics.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

Conference Call
The Company has scheduled a webcast and conference call to discuss its second quarter 2024 results on Monday, July 29, 2024 at 4:30 p.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 276062. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Advanced Diagnostics Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to secure the data we maintain.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories for full-service sample processing in Fort Myers, Florida; Aliso Viejo and San Diego, California; Research Triangle Park, North Carolina; and Houston, Texas; and a CAP accredited full-service, sample-processing laboratory in Cambridge, United Kingdom. NeoGenomics also has several, small, non-processing laboratory locations across the United States for providing analysis services. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and a pharmaceutical firm in Europe.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. This press release includes forward-looking statements. These forward-looking statements address various matters, including statements regarding improving
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operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
Kendra Sweeney
Vice President, Investor Relations and ESG
Kendra.sweeney@neogenomics.com
T: +1-239-877-7474

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024 (unaudited)	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$355,085	$342,488
Marketable securities, at fair value	32,770	72,715
Accounts receivable, net	146,581	131,227
Inventories	23,214	24,156
Prepaid assets	17,396	17,987
Other current assets	9,157	8,239
Total current assets	584,203	596,812
Property and equipment, net	92,158	92,012
Operating lease right-of-use assets	83,671	91,769
Intangible assets, net	356,404	373,128
Goodwill	522,766	522,766
Other assets	4,075	4,742
Total non-current assets	1,059,074	1,084,417
Total assets	$1,643,277	$1,681,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$86,312	$90,694
Current portion of operating lease liabilities	3,574	5,610
Current portion of convertible senior notes, net	200,073	—
Total current liabilities	289,959	96,304
Long-term liabilities
Operating lease liabilities	63,294	67,871
Convertible senior notes, net	339,577	538,198
Deferred income tax liabilities, net	23,015	24,285
Other long-term liabilities	11,548	13,034
Total long-term liabilities	437,434	643,388
Total liabilities	$727,393	$739,692
Stockholders’ equity
Total stockholders’ equity	$915,884	$941,537
Total liabilities and stockholders’ equity	$1,643,277	$1,681,229

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NET REVENUE
Clinical Services	$141,388	$123,156	$275,923	$238,025
Advanced Diagnostics	23,114	23,761	44,819	46,112
Total net revenue	164,502	146,917	320,742	284,137

COST OF REVENUE	92,008	87,026	182,779	169,432

GROSS PROFIT	72,494	59,891	137,963	114,705
Operating expenses:
General and administrative	63,328	60,308	129,125	121,857
Research and development	7,886	7,502	15,506	14,897
Sales and marketing	21,677	18,901	41,898	35,160
Restructuring charges	1,544	3,074	3,942	7,758
Total operating expenses	94,435	89,785	190,471	179,672
LOSS FROM OPERATIONS	(21,941)	(29,894)	(52,508)	(64,967)
Interest income	(4,592)	(4,308)	(9,426)	(7,532)
Interest expense	1,666	1,784	3,351	3,541
Other expense (income), net	2	(730)	265	(616)
Loss before taxes	(19,017)	(26,640)	(46,698)	(60,360)
Income tax benefit	(375)	(2,309)	(995)	(5,234)
NET LOSS	$(18,642)	$(24,331)	$(45,703)	$(55,126)

NET LOSS PER SHARE
Basic	$(0.15)	$(0.19)	$(0.36)	$(0.44)
Diluted	$(0.15)	$(0.19)	$(0.36)	$(0.44)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	126,405	125,356	126,257	125,192
Diluted	126,405	125,356	126,257	125,192

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(45,703)	$(55,126)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	19,651	18,523
Amortization of intangibles	16,723	17,566
Stock-based compensation	16,615	10,463
Non-cash operating lease expense	4,793	4,648
Amortization of convertible debt discount and debt issue costs	1,452	1,433
Impairment of assets	333	1,660
Other adjustments	159	5
Changes in assets and liabilities, net	(26,046)	(13,412)
Net cash used in operating activities	(12,023)	(14,240)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	—	(6,756)
Proceeds from maturities of marketable securities	40,501	62,868
Purchases of property and equipment	(18,663)	(17,421)
Net cash provided by investing activities	21,838	38,691
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	—	(61)
Issuance of common stock, net	2,782	1,504
Net cash provided by financing activities	2,782	1,443
Net change in cash and cash equivalents	12,597	25,894
Cash and cash equivalents, beginning of period	342,488	263,180
Cash and cash equivalents, end of period	$355,085	$289,074

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) restructuring charges, (vii) intellectual property (“IP”) litigation, and (viii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and, if applicable in a reporting period, (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) restructuring charges, (iv) IP litigation, and (v) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss (GAAP)	$(18,642)	$(24,331)	$(45,703)	$(55,126)
Adjustments to net loss:
Interest income	(4,592)	(4,308)	(9,426)	(7,532)
Interest expense	1,666	1,784	3,351	3,541
Income tax benefit	(375)	(2,309)	(995)	(5,234)
Depreciation	9,746	9,475	19,651	18,523
Amortization of intangibles	8,361	8,783	16,723	17,566
EBITDA (non-GAAP)	$(3,836)	$(10,906)	$(16,399)	$(28,262)
Further adjustments to EBITDA:
Stock-based compensation expense	8,841	5,705	16,615	10,463
Restructuring charges	1,544	3,074	3,942	7,758
IP litigation	1,962	—	6,243	—
Other significant (income) expenses, net(4)	2,358	76	3,960	874
Adjusted EBITDA (non-GAAP)	$10,869	$(2,051)	$14,361	$(9,167)
_________________
(4) For the three months ended June 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. For the three months ended June 30, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the six months ended June 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. For the six months ended June 30, 2023, other significant (income) expenses, net, CEO transition costs, fees related to a regulatory matter and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Clinical Services:
Total revenue (GAAP)	$141,388	$123,156	14.8%	$275,923	$238,025	15.9%

Cost of revenue (GAAP)	$78,094	$71,746	8.8%	$154,938	$139,038	11.4%
Adjustments to cost of revenue(5)	(4,552)	(4,263)		(9,159)	(8,527)
Adjusted cost of revenue (non-GAAP)	$73,542	$67,483	9.0%	$145,779	$130,511	11.7%

Gross profit (GAAP)	$63,294	$51,410	23.1%	$120,985	$98,987	22.2%
Adjusted gross profit (non-GAAP )	$67,846	$55,673	21.9%	$130,144	$107,514	21.0%

Gross profit margin (GAAP)	44.8%	41.7%		43.8%	41.6%
Adjusted gross profit margin (non-GAAP)	48.0%	45.2%		47.2%	45.2%

Advanced Diagnostics:
Total revenue (GAAP)	$23,114	$23,761	(2.7)%	$44,819	$46,112	(2.8)%

Cost of revenue (GAAP)	$13,914	$15,280	(8.9)%	$27,841	$30,394	(8.4)%
Adjustments to cost of revenue(6)	(715)	(590)		(1,413)	(1,179)
Adjusted cost of revenue (non-GAAP)	$13,199	$14,690	(10.1)%	$26,428	$29,215	(9.5)%

Gross profit (GAAP)	$9,200	$8,481	8.5%	$16,978	$15,718	8.0%
Adjusted gross profit (non-GAAP )	$9,915	$9,071	9.3%	$18,391	$16,897	8.8%

Gross profit margin (GAAP)	39.8%	35.7%		37.9%	34.1%
Adjusted gross profit margin (non-GAAP)	42.9%	38.2%		41.0%	36.6%

Consolidated:
Total revenue (GAAP)	$164,502	$146,917	12.0%	$320,742	$284,137	12.9%

Cost of revenue (GAAP)	$92,008	$87,026	5.7%	$182,779	$169,432	7.9%
Adjustments to cost of revenue(5)(6)	(5,267)	(4,853)		(10,572)	(9,706)
Adjusted cost of revenue (non-GAAP)	$86,741	$82,173	5.6%	$172,207	$159,726	7.8%

Gross profit (GAAP)	$72,494	$59,891	21.0%	$137,963	$114,705	20.3%
Adjusted gross profit (non-GAAP )	$77,761	$64,744	20.1%	$148,535	$124,411	19.4%

Gross profit margin (GAAP)	44.1%	40.8%		43.0%	40.4%
Adjusted gross profit margin (non-GAAP)	47.3%	44.1%		46.3%	43.8%
_______________
(5) Clinical Services cost of revenue adjustments for the three months ended June 30, 2024 includes $4.3 million of amortization of acquired intangible assets and $0.2 million of stock-based compensation. Clinical Services cost of revenue adjustments for the three months ended June 30, 2023 includes $4.3 million of amortization of acquired intangible assets. Clinical Services cost of revenue adjustments for the six months ended June 30, 2024 includes $8.6 million of amortization of acquired intangible assets and $0.5 million of stock-based compensation. Clinical Services cost of revenue adjustments for the six months ended June 30, 2023 includes $8.5 million of amortization of acquired intangible assets. There were no stock-based compensation amounts recorded for the three and six months ended June 30, 2023.
(6) Advanced Diagnostics cost of revenue adjustments for the three months ended June 30, 2024 includes $0.6 million of amortization of acquired intangible assets and $0.1 million of stock-based compensation. Advanced Diagnostics cost of revenue adjustments for the three months ended June 30, 2023 includes $0.6 million of amortization of acquired intangible assets. Advanced Diagnostics cost of revenue
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adjustments for the six months ended June 30, 2024 includes $1.2 million of amortization of acquired intangible assets and $0.2 million of stock-based compensation. Advanced Diagnostics cost of revenue adjustments for the six months ended June 30, 2023 includes $1.2 million of amortization of acquired intangible assets. There were no stock-based compensation amounts recorded for the three and six months ended June 30, 2023.
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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss (GAAP)	$(18,642)	$(24,331)	$(45,703)	$(55,126)
Adjustments to net loss, net of tax:
Amortization of intangibles	8,361	8,783	16,723	17,566
Stock-based compensation expense	8,841	5,705	16,615	10,463
Restructuring charges	1,544	3,074	3,942	7,758
IP litigation	1,962	—	6,243	—
Other significant (income) expenses, net(7)	2,358	76	3,960	874
Adjusted net loss (non-GAAP)	$4,424	$(6,693)	$1,780	$(18,465)

Net loss per common share (GAAP)
Diluted EPS	$(0.15)	$(0.19)	$(0.36)	$(0.44)
Adjustments to diluted loss income per share:
Amortization of intangibles	0.07	0.07	0.13	0.14
Stock-based compensation expense	0.07	0.05	0.13	0.08
Restructuring charges	0.01	0.02	0.03	0.06
IP litigation	0.02	—	0.05	—
Other significant (income) expenses, net(7)	0.02	—	0.03	0.01
Rounding and impact of diluted shares in adjusted diluted shares(8)	(0.01)	—	—	—
Adjusted diluted EPS (non-GAAP)	$0.03	$(0.05)	$0.01	$(0.15)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	126,405	125,356	126,257	125,192
Dilutive effect of options, restricted stock, and converted shares(9)(10)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	126,405	125,356	126,257	125,192
_________________
(7) For the three months ended June 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. For the three months ended June 30, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the six months ended June 30, 2024, other significant (income) expenses, net, includes includes site closure costs, severance costs, and fees related to non-recurring legal matters. For the six months ended June 30, 2023, other significant (income) expenses, net, includes CEO transition costs, fees related to a regulatory matter and other non-recurring items.
(8) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(9) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(10) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)
GAAP net loss in 2024 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, (iii) restructuring charges, and (iv) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2024 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2024
	Low Range	High Range
Net loss (GAAP)	$(88,000)	$(81,000)
Amortization of intangibles	33,000	33,000
Stock-based compensation expenses	33,000	32,000
Restructuring charges	5,000	5,000
Other one-time expenses	20,000	20,000
Adjusted net loss (non-GAAP)	3,000	9,000
Interest and taxes	(11,000)	(11,000)
Depreciation	41,000	39,000
Adjusted EBITDA (non-GAAP)	$33,000	$37,000

Net loss per diluted share (GAAP)	$(0.69)	$(0.64)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.26	0.26
Stock-based compensation expenses	0.26	0.25
Restructuring charges	0.04	0.04
Other one-time expenses	0.16	0.16
Rounding and impact of diluted shares in adjusted diluted shares(11)	(0.01)	—
Adjusted diluted EPS(12) (non-GAAP)	$0.02	$0.07

Weighted average assumed shares outstanding in 2024:
Diluted shares (GAAP)	127,000	127,000
Options, restricted stock, and converted shares not included in diluted shares(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,000	127,000
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(11) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(12) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 13
Supplemental Information
Clinical(13) Tests Performed and Revenue
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Clinical(13):
Number of tests performed	311,670	295,116	5.6%	612,497	580,592	5.5%
Average revenue/test	$454	$417	8.9%	$450	$410	9.8%
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(13) Excludes tests and revenue for Advanced Diagnostics.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912